Earnings Release Q1 2024	Exhibit 99.1
Coursera Reports First Quarter 2024 Financial Results

•Delivers revenue growth of 15% year-over-year
•Reports net cash provided by operating activities of $24.5 million; Free Cash Flow of $18.1 million

MOUNTAIN VIEW, Calif. (BUSINESS WIRE) – Coursera, Inc. (NYSE: COUR) today announced financial results for its first quarter ended March 31, 2024.

“We are in the very early stages of helping our learners, educators, and customers understand how emerging AI technologies will transform the way we teach, learn, and work,” said Coursera CEO Jeff Maggioncalda. “In addition to expanding our catalog of generative AI courses and credentials, we are rapidly delivering new innovations like Coursera Coach, Course Builder, and our global translation initiative to better serve the individuals and institutions learning on Coursera to keep pace with our changing world.”

Financial Highlights for First Quarter 2024
•Total revenue was $169.1 million, up 15% from $147.6 million a year ago.
•Gross profit was $89.5 million or 53% of revenue, compared to $77.5 million or 52% of revenue a year ago. Non-GAAP gross profit was $91.7 million or 54% of revenue, compared to $79.6 million or 54% of revenue a year ago.
•Net loss was $(21.3) million or (12.6)% of revenue, compared to $(32.4) million or (21.9)% of revenue a year ago. Non-GAAP net income was $11.9 million or 7.1% of revenue, compared to non-GAAP net loss of $(5.2) million or (3.5)% of revenue a year ago.
•Net loss per share was $(0.14), compared to $(0.22) a year ago. Non-GAAP net income per share was $0.07, compared to non-GAAP net loss per share of $(0.03) a year ago.
•Adjusted EBITDA was $8.3 million or 4.9% of revenue, compared to $(7.5) million or (5.1)% of revenue a year ago.
•Net cash provided by operating activities was $24.5 million, compared to $4.7 million a year ago. Free Cash Flow was $18.1 million, compared to $0.9 million a year ago.

“We had a solid start to the year, with nearly seven million learners coming to Coursera for high-quality, branded content and credentials that can advance their careers,” said Ken Hahn, Coursera’s CFO. “I remain pleased by our ability to demonstrate the operating leverage inherent in our model while continuing to invest in our long-term growth initiatives.”

For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Operating Segment Highlights for First Quarter 2024
•Consumer revenue was $96.7 million, up 18% from a year ago on learner demand for entry-level Professional Certificates and generative AI courses. Segment gross margin was $51.8 million, or 54% of Consumer revenue, compared to 54% a year ago. We added 7 million new registered learners during the quarter for a total of 148 million.
•Enterprise revenue was $57.5 million, up 10% from a year ago on strength in our government and campus verticals. The total number of Paid Enterprise Customers increased to 1,480, up 18% from a year ago. Segment gross margin was $39.1 million, or 68% of Enterprise revenue, compared to 67% a year ago. Our Net Retention Rate for Paid Enterprise Customers was 94%.
•Degrees revenue was $14.8 million, up 10% from a year ago on growth in new students and scaling of recent program launches. Segment gross margin was 100% of Degrees revenue as there is no content cost attributable to the Degrees segment. The total number of Degrees Students reached 22,200, up 23% from a year ago.

All key business metrics are as of March 31, 2024. For more information regarding the metrics discussed in this press release, please see “Key Business Metrics Definitions” below.

Earnings Release Q1 2024

Content, Customer, and Platform Highlights

Content and Credentials:
•Announced a master's in management pathway degree program from new partner, the University of Huddersfield, with a performance-based admission pathway to promote flexibility and accessibility.
•Launched AI Essentials course from Google, which shows how learners can use AI as a collaboration tool in their day-to-day work, along with more than 75 new courses and projects in generative AI from top research universities and companies at the forefront of AI, including DeepLearning.AI, Duke University, IBM, Microsoft, Vanderbilt University, and more.
•Added two entry-level Professional Certificates from Unilever, designed to serve learners of all backgrounds with no college degree or prior industry experience prepare for a career in supply chain analytics or digital marketing.

Enterprise Customers:
•Coursera for Business signed new and expanded relationships with companies around the world, including Aboitiz Power Corporation (Philippines), Buk (Chile), Coast Capital (Canada), and The Bank of Saint Lucia Limited (Saint Lucia).
•Coursera for Government announced a national training initiative with the President of Guyana, providing every citizen and public sector employee access to Coursera in order to grow, diversify, and transform the country’s economy through scaled online education.
•Coursera for Campus partnered with local higher education institutions around the world to equip students with in-demand skills and certificates, including Central State University (U.S.), Heriot-Watt University (U.K.), Lifelong Learning University (Colombia), Virginia State University (U.S.), and Yenepoya University (India).

Learning Platform:
•Expanded our AI-powered translation initiative from 18 to 21 languages, enhancing the experience for learners speaking Hindi, Japanese, and Korean with access to thousands of courses, Specializations, and Professional Certificates in their local language.
•Launched Course Builder, our AI-assisted authoring tool that enables any business, government, or campus customer to easily and quickly produce custom private courses at scale.
•Broadened access to the Coursera Coach beta program for paying Consumer learners, as well as our Coursera for Business and Coursera for Government customers.

Highlights reflect developments since December 31, 2023 through today’s announcement. For additional information on these developments, see the Coursera Blog at blog.coursera.org.

Financial Outlook

•Second quarter 2024:
◦Revenue in the range of $162 to $166 million
◦Adjusted EBITDA in the range of $(2) to $2 million
•Full year 2024:
◦Revenue in the range of $695 to $705 million
◦Adjusted EBITDA in the range of $24 to $28 million, reaffirming our Adjusted EBITDA margin outlook of approximately 4%

Actual results may differ materially from Coursera’s Financial Outlook as a result of, among other things, the factors described under “Special Note on Forward-Looking Statements” below.

Earnings Release Q1 2024
A reconciliation of our non-GAAP guidance measure (Adjusted EBITDA) to the corresponding GAAP guidance measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Conference Call Details

As previously announced, Coursera will hold a conference call to discuss its first quarter 2024 performance today, April 29, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

A live, audio-only webcast of the conference call and earnings release materials will be available to the public on our Investor Relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year.

Disclosure Information

In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via Coursera’s investor relations website.

About Coursera

Coursera was launched in 2012 by two Stanford Computer Science professors, Andrew Ng and Daphne Koller, with a mission to provide universal access to world-class learning. It is now one of the largest online learning platforms in the world, with 148 million registered learners as of March 31, 2024. Coursera partners with over 325 leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, Guided Projects, and bachelor’s and master’s degrees. Institutions around the world use Coursera to upskill and reskill their employees, citizens, and students in fields such as data science, technology, and business. Coursera became a Delaware public benefit corporation and a B Corp in February 2021.

Contacts

For investors: Cam Carey, ir@coursera.org

For media: Arunav Sinha, press@coursera.org

# # #

Key Business Metrics Definitions

Registered Learners

We count the total number of registered learners at the end of each period. For purposes of determining our registered learner count, we treat each customer account that registers with a unique email as a registered learner and adjust for any spam, test accounts, and cancellations. Our registered learner count is not intended as a measure of active engagement. New registered learners are individuals that register in a particular period.

Paid Enterprise Customers

We count the total number of Paid Enterprise Customers at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define a “Paid Enterprise Customer” as a customer who purchases Coursera via our direct sales force. For purposes of determining our Paid Enterprise Customer count, we exclude our Enterprise customers who do not purchase Coursera via our direct sales force, which include organizations engaging on our platform through our Coursera for Teams offering or through our channel partners.

Earnings Release Q1 2024
Net Retention Rate (“NRR”) for Paid Enterprise Customers

We calculate annual recurring revenue (“ARR”) by annualizing each customer’s monthly recurring revenue (“MRR”) for the most recent month at period end. We calculate “Net Retention Rate” for a period by starting with the ARR from all Paid Enterprise Customers as of the 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Paid Enterprise Customers as of the current period end (“Current Period ARR”). Current Period ARR includes expansion within Paid Enterprise Customers and is net of contraction or attrition over the trailing 12 months, but excludes revenue from new Paid Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate.

Number of Degrees Students

We count the total number of Degrees students for each period. For purposes of determining our Degrees student count, we include all the students that are matriculated in a degree program and who are enrolled in one or more courses in such degree program during the period, including students enrolled within any wind-down or teach-out periods of any existing programs. If a degree term spans across multiple quarters, said student is counted as active in all quarters of the degree term. For purposes of determining our Degrees student count, we do not include students who are matriculated in the degree but are not enrolled in a course in that period.

Non-GAAP Financial Measures

In addition to financial information presented in accordance with GAAP, this press release includes non-GAAP gross profit, non-GAAP net income (loss), non-GAAP net income (loss) per share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools.

Non-GAAP Gross Profit, Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) Per Share

We define non-GAAP gross profit and non-GAAP net income (loss) as GAAP gross profit and GAAP net loss excluding the impact of stock-based compensation expense, amortization of stock-based compensation expense capitalized as internal-use software costs, payroll tax expense related to stock-based compensation, and restructuring related charges. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the diluted weighted average shares of common stock outstanding. We believe the presentation of these adjusted operating results provides useful supplemental information to investors and facilitates the analysis and comparison of our operating results across reporting periods.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as our GAAP net loss excluding: (1) depreciation and amortization; (2) interest income, net; (3) income tax expense; (4) other expense (income), net; (5) stock-based compensation expense; (6) payroll tax expense related to stock-based compensation; and (7) restructuring related charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities, less cash used for purchases of property, equipment, and software, capitalized internal-use software costs, and purchases of content assets as we consider these capital expenditures necessary to support our ongoing operations. Current and prior period Free Cash Flow amounts reported herein reflect the previously disclosed change to our definition of Free Cash Flow to include purchases of content assets.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

Earnings Release Q1 2024
Special Note on Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate, “believe,” “can,” “continue,” “could,” “demand,” “design”, “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “need”, “objective,” “ongoing,” “outlook”, “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding our ability to enable a new era of education to better meet the needs of a changing global workforce; our belief regarding the accessibility of high quality education to learners anywhere in the world, including through the acceleration of our machine-learning translation initiative to meet the needs of learners coming to Coursera; the expected benefits of our differentiated catalog of high-quality, branded industry micro-credentials and its anticipated impact on our financial performance; our ability to invest in its platform’s multiple growth opportunities while demonstrating leverage and scale in our operating model; the anticipated features and benefits of our AI initiatives, expanded talent and skills development partnerships, new certificate and degree programs and partnerships, and our learning platform and offerings (including our machine-learning translation initiative, credit recommendations, new degree pathways, Coursera Coach, and Course Builder); the potential of our stock repurchase program to reduce the impact of stock dilution; our mission to provide universal access to world-class learning; the demand for online learning; anticipated features and benefits of our customer and partner relationships and our content and platform offerings; the anticipated utility of non-GAAP financial measures; anticipated growth rates; and our financial outlook, future financial and operational performance, and expectations, among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to manage our growth; our limited operating history; the relative nascency of online learning solutions and generative AI; risks related to market acceptance and demand for our offerings; our ability to maintain and expand our partnerships with our university and industry partners and to create opportunities with new partners; our dependence on our partners for content available on our platform; our ability to attract and retain learners; our ability to increase sales of our Enterprise offering; risks related to our AI innovations and AI generally; our ability to compete effectively; regulatory matters impacting us or our partners; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platform; risks related to international operations, regulatory, economic, and geopolitical conditions, pandemics or similar widespread health crises, and our status as a certified B Corp, as well as the risks and uncertainties discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Earnings Release Q1 2024
Coursera Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except shares and per share data)

	Three Months Ended March 31,
	2024	2023
Revenue	$169,068	$147,642
Cost of revenue(1)	79,571	70,174
Gross profit	89,497	77,468
Operating expenses:
Research and development(1)	34,610	43,809
Sales and marketing(1)	57,585	52,872
General and administrative(1)	24,943	25,523
Restructuring related charges(1)	2,101	(5,659)
Total operating expenses	119,239	116,545
Loss from operations	(29,742)	(39,077)
Other income, net:
Interest income, net	9,583	8,037
Other (expense) income, net	(285)	102
Loss before income taxes	(20,444)	(30,938)
Income tax expense	812	1,426
Net loss	$(21,256)	$(32,364)
Net loss per share—basic and diluted	$(0.14)	$(0.22)
Weighted average shares used in computing net loss per share—basic and diluted	156,379,409	148,974,454
(1)Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2024	2023
Cost of revenue	$659	$877
Research and development	11,001	13,465
Sales and marketing	7,922	8,357
General and administrative	8,275	7,631
Restructuring related charges	—	(5,588)
Total stock-based compensation expense	$27,857	$24,742

Earnings Release Q1 2024
Coursera Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	March 31, 2024	December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$725,363	$656,321
Marketable securities	—	65,746
Accounts receivable, net	58,254	67,418
Deferred costs, net	25,201	26,387
Prepaid expenses and other current assets	24,429	16,614
Total current assets	833,247	832,486
Property, equipment, and software, net	31,109	30,408
Operating lease right-of-use assets	3,206	4,739
Intangible assets, net	12,610	11,720
Other assets	36,131	41,180
Total assets	$916,303	$920,533

Liabilities and Stockholders’ Equity
Current liabilities:
Educator partners payable	$103,258	$101,041
Other accounts payable and accrued expenses	20,401	23,456
Accrued compensation and benefits	18,320	22,281
Operating lease liabilities, current	4,365	6,557
Deferred revenue, current	148,382	137,229
Other current liabilities	7,861	7,696
Total current liabilities	302,587	298,260
Operating lease liabilities, non-current	—	39
Deferred revenue, non-current	2,177	2,861
Other liabilities	2,425	3,179
Total liabilities	307,189	304,339
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	1,480,238	1,459,964
Treasury stock, at cost	(69,193)	(63,154)
Accumulated other comprehensive income	—	59
Accumulated deficit	(801,933)	(780,677)
Total stockholders’ equity	609,114	616,194
Total liabilities and stockholders’ equity	$916,303	$920,533

Earnings Release Q1 2024
Coursera Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(21,256)	$(32,364)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,356	5,511
Stock-based compensation expense	27,857	24,742
Accretion of marketable securities	(235)	(5,016)
Impairment of long-lived assets	—	535
Other	635	96
Changes in operating assets and liabilities:
Accounts receivable, net	8,456	(14,585)
Prepaid expenses and other assets	(1,586)	(5,396)
Operating lease right-of-use assets	1,533	1,197
Accounts payable and accrued expenses	(594)	19,440
Accrued compensation and other liabilities	(4,954)	(2,476)
Operating lease liabilities	(2,231)	(2,376)
Deferred revenue	10,469	15,384
Net cash provided by operating activities	24,450	4,692
Cash flows from investing activities:
Purchases of marketable securities	—	(121,756)
Proceeds from maturities of marketable securities	66,000	75,000
Purchases of property, equipment, and software	(134)	(298)
Capitalized internal-use software costs	(4,070)	(2,862)
Purchases of content assets	(2,153)	(624)
Net cash provided by (used in) investing activities	59,643	(50,540)
Cash flows from financing activities:
Proceeds from exercise of stock options	4,097	5,354
Payments for repurchases of common stock	(5,634)	—
Payments for tax withholding on vesting of restricted stock units	(13,514)	(13,036)
Net cash used in financing activities	(15,051)	(7,682)
Net increase (decrease) in cash, cash equivalents, and restricted cash	69,042	(53,530)
Cash, cash equivalents, and restricted cash—Beginning of period	658,086	322,878
Cash, cash equivalents, and restricted cash—End of period	$727,128	$269,348

Earnings Release Q1 2024
Coursera Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023
Gross profit	$89,497	$77,468
Stock-based compensation expense	659	877
Amortization of stock-based compensation capitalized as internal-use software costs	1,477	1,169
Payroll tax expense related to stock-based compensation	46	50
Non-GAAP gross profit	$91,679	$79,564

	Three Months Ended March 31,
	2024	2023
Net loss	$(21,256)	$(32,364)
Stock-based compensation expense	27,857	30,330
Amortization of stock-based compensation capitalized as internal-use software costs	1,477	1,169
Payroll tax expense related to stock-based compensation	1,741	1,363
Restructuring related charges	2,101	(5,659)
Non-GAAP net income (loss)	$11,920	$(5,161)
Weighted-average shares used in computing net loss per share—basic	156,379,409	148,974,454
Effect of dilutive securities(2)	11,925,056	—
Weighted-average shares used in computing non-GAAP net income (loss) per share—diluted	168,304,465	148,974,454
Net loss per share—basic and diluted	$(0.14)	$(0.22)
Non-GAAP net income (loss) per share—diluted	$0.07	$(0.03)
(2) For periods presented with a non-GAAP net loss, we have excluded the effect of potentially dilutive securities as their inclusion would be anti-dilutive.

	Three Months Ended March 31,
	2024	2023
Net loss	$(21,256)	$(32,364)
Depreciation and amortization	6,356	5,511
Interest income, net	(9,583)	(8,037)
Income tax expense	812	1,426
Other expense (income), net	285	(102)
Stock-based compensation expense	27,857	30,330
Payroll tax expense related to stock-based compensation	1,741	1,363
Restructuring related charges	2,101	(5,659)
Adjusted EBITDA	$8,313	$(7,532)

Net loss margin	(13)%	(22)%
Adjusted EBITDA Margin	5%	(5)%

Earnings Release Q1 2024

	Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities(3)	$24,450	$4,692
Less: purchases of property, equipment, and software	(134)	(298)
Less: capitalized internal-use software costs	(4,070)	(2,862)
Previously reported Free Cash Flow		1,532
Less: purchases of content assets	(2,153)	(624)
Free Cash Flow	$18,093	$908
(3) Includes cash payments for restructuring related charges made during the three months ended March 31, 2024 and 2023 of $1.8 million and $4.8 million.